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                                                                     EXHIBIT 5


                                        September 18, 1996


IHF Capital, Inc.
1500 South 1000 West
Logan, Utah 84321

        Re: Registration Statement on Form S-1 (File No. 333-04279) Relating to 14,375,000 Shares of Common Stock
               ---------------------------------------------

Dear Sir or Madam:

        This opinion relates to an aggregate of 14,375,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of IHF Capital, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on May 22, 1996 (File No. 333-04279) (the "Registration Statement").

        The 14,375,000 shares of Common Stock covered by the Registration Statement consist of 12,500,000 shares being sold by the Company and an additional 1,875,000 shares being sold by certain selling stockholders of the Company (the "Selling Stockholders") subject to an over-allotment option granted by the Company to the Underwriters to be named in the prospectus (the "Prospectus") included in the Registration Statement.

        Based upon such investigation as we have deemed necessary, we are of the opinion that the shares of Common Stock being sold by the Selling Stockholders have been legally issued and are fully paid and nonassessable and that when the 12,500,000 shares of Common Stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to our firm in the Prospectus under the caption "Legal Matters."

                                        Very truly yours,

                                        /s/ Ropes & Gray

                                        Ropes & Gray